EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated January 29, 2010 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended November 1, 2009 of GameTech International, Inc., which is incorporated by reference in this Registrations Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Reno, Nevada
June 24, 2010